UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2005

                       TEMPORARY FINANCIAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)

         Washington                    333-60326                  91-2079472
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

200 North Mullan Road, Suite 213, Spokane, Washington               99223
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     Address of principal executive offices                         Zip Code

Registrants telephone number, including area code: 509-340-0273

                                      N.A.
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         (Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

      On October 6, 2005 TPFS announced that it had entered into the non-binding letter of intent for the transaction described in this Form 8-K. A copy of the press release is attached to this report as Exhibit 99.1.

This information is being disclosed pursuant to Regulation FD. Accordingly, the information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On October 6, 2005, Temporary Financial Services, Inc. (OTCBB: TPFS) entered into a non-binding letter of intent to acquire the assets of Command Staffing LLC and certain affiliated entities ("Command Staffing"). Command Staffing is an emerging provider of temporary labor with franchised locations in eighteen states and the District of Columbia. Corporate infrastructure, software, and operations personnel are already in place at Command Staffing. Doing business as Command Center, the combined company plans to aggressively expand its national footprint following completion of the acquisition.

As outlined in the letter of intent, TPFS intends to issue up to 19,897,932 shares of common stock to acquire the assets and operations of the franchise company, the software company, and approximately 62 Command Center locations. The acquisitions will be accomplished in stages as financial audits and other due diligence investigations are completed on the various operating entities involved. The acquisition of the operations of the franchise company and the software company are expected to be closed in November and the acquisition of the Command Center locations is expected to be closed in early 2006. Following completion of the acquisitions, it is anticipated that TPFS will have 23,409,332 shares issued and outstanding if all shares are issued.

Command Staffing is controlled by Mr. Glenn Welstad, and TPFS is controlled by Mr. John Coghlan. Both Mr. Welstad and Mr. Coghlan are original founders and former executive officers of Labor Ready, Inc. (NYSE:LRW). Under the guidance of Welstad and Coghlan, Labor Ready, Inc. grew rapidly to become a leading provider of temporary manual labor. Following completion of the acquisitions, TPFS intends to aggressively compete in the temporary labor market under the Command Center name.

TPFS has operated as a financial services company since its inception in 2000. The Board of Directors of TPFS has determined that the Command Staffing transaction provides a better opportunity for the TPFS shareholders in the current economic climate. In connection with the pending acquisition of Command Staffing, TPFS will convert its remaining financial services assets to cash.

When the transaction is closed, it is anticipated that the officers and directors of TPFS will resign and new officers and directors will be appointed by the owners of Command Staffing and its affiliates. A subsequent Form 8-K filing will be made upon signing the definitive acquisition agreement.

The transaction will remain nonbinding unless the parties are able to successfully negotiate and sign a definitive agreement. As a result of the nonbinding nature of the transaction, there are no assurances that a closing will occur. Additional information about TPFS may be found in the Form 10-KSB filed for the year ended December 31, 2004, and in other documents filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.       Item
-----------       ----

99.1 Press Release, dated October 6, 2005, concerning the non-binding Letter of Intent between TPFS and Command Staffing.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Temporary Financial Services, Inc.     October 11, 2005

/s/ Brad E. Herr, Secretary
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Brad E. Herr, Secretary